UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

FORM 8-K
______________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2018
THE DAVEY TREE EXPERT COMPANY
(Exact name of registrant as specified in its charter)

Ohio	000-11917	34-0176110
(State or other jurisdiction of incorporation)	(Commission File Number)	(Employer Identification Number)

1500 North Mantua Street
P.O. Box 5193
Kent, Ohio 44240
(Address of principal executive offices) (Zip Code)

(330) 673-9511
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Changes in Registrant’s Certifying Accountant

(a)	Dismissal of Previous Independent Registered Public Accounting Firm
On August 7, 2018, The Davey Tree Expert Company (the “Company”), dismissed Ernst and Young, LLP (“EY”) as its independent registered public accounting firm, effective upon the Company’s filing of their Quarterly Report on Form 10-Q for the quarter-ended June 30, 2018. This change in the Company’s independent registered public accounting firm was approved by the Audit Committee (the “Audit Committee”) of its Board of Directors pursuant to a competitive request for proposal process with several independent registered public accounting firms, including EY.
The Company’s financial statements as of December 31, 2016 and for each of the three years in the period ended December 31, 2016 included in the annual report on Form 10-K for the year ended December 31, 2016 (the “2016 Form 10-K”), and the Company’s quarterly reports on Form 10-Q for the quarters ended April 1, 2017 and July 1, 2017, were restated to correct an error. Management concluded that the Company’s internal control over financial reporting as of December 31, 2016, was not effective, and EY’s report on the Company’s internal control over financial reporting as of December 31, 2016 included in the 2016 Form 10-K, as amended, contained an adverse opinion, due to this material weakness in internal control over financial reporting.
The reports of EY on the Company’s consolidated financial statements for the year ended December 31, 2017 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.
During the two most recent fiscal years and the subsequent interim period through the dismissal date, there were (i) no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) between the Company and EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement, if not resolved to the satisfaction of EY, would have caused EY to make reference to the subject matter of such disagreement in its reports on the consolidated financial statements for such years, and except as set forth above, (ii) no reportable events as that term is defined in Item 304(a)(1)(v) of Regulation S-K.
The Company has provided EY with the disclosures it is making in this Current Report on Form 8-K and requested that it furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements and, if not, stating the respects in which it does not agree. A copy of EY’s letter, dated August 13, 2018, provided in response to the Company’s request is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b)	Engagement of New Independent Registered Public Accounting Firm
On August 7, 2018, the Audit Committee approved the appointment of Deloitte & Touche LLP (“Deloitte”) as the Company’s new independent registered public accounting firm for the fiscal year ending December 31, 2018.
During the fiscal years ended December 31, 2017 and 2016 and the subsequent interim period through the appointment date, the Company has not consulted with Deloitte regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K), or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description to Exhibit
16.1	Letter from Ernst and Young, LLP, dated August 13, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE DAVEY TREE EXPERT COMPANY

By:	/s/ Joseph R. Paul
Joseph R. Paul, Executive Vice President,
Chief Financial Officer and Secretary

Date: August 13, 2018